Exhibit 99.(a)(1)(E)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

       THIS FORM MUST BE SENT VIA FACSIMILE OR HAND DELIVERY OR EMAILED TO
                          OPTIONEXCHANGE@DOCUMENTUM.COM

      If you previously elected to reject Documentum, Inc.'s Offer to Exchange, and you would like to change your election and accept the Offer, you must sign this Notice and a new Election Form and return both to Stock Administration at Documentum, Inc. (the "Company"), before 12:00 p.m., Pacific Daylight Time, on June 6, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via your Documentum email account as an attachment to optionexchange@documentum.com, by mail or by facsimile. Stock Administration's direct facsimile number is (925) 600-6693, and is located at the Company's corporate offices in Pleasanton, California. If you send your Notice of Change in Election form via mail, please send it to Stock Administration at Documentum, Inc. 6801 Koll Center Parkway, Pleasanton, CA 94566-7047. If you have questions regarding the process for returning this form, or questions regarding the Offer, please contact Stock Administration at (925) 600-6426 or at optionexchange@documentum.com.

To Documentum, Inc.:

      I previously received a copy of the Offer to Exchange (dated May 7, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject the Company's Offer to Exchange. I now wish to change that election and accept the Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Stock Administration at Documentum, I will be able to withdraw my rejection of the Offer and accept the Offer to Exchange instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

      I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Stock Administration before 12:00 p.m., Pacific Daylight Time, on June 6, 2001, or if the Company extends the deadline to exchange options, before the extended expiration of the Offer.

      I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, the undersigned hereby binds his or her successors, assigns and legal representatives.

I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.


                                          Date:
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        Optionee Signature

Name:                                     Identification Number:
     ---------------------------------                          ----------------
        (Please print)

Documentum, Inc. hereby agrees and accepts this Notice of Change in Election from Reject to Accept, and such acceptance shall be binding on the Company's successors, assigns and legal representatives:

DOCUMENTUM, INC.


                                            Date:
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